Exhibit 99.1

FOR RELEASE:	INVESTOR CONTACT:	Rob Campbell
November 10, 2011 at 1:05 p.m. PT		Nordstrom, Inc.
(206) 233-6550

	MEDIA CONTACT:	Colin Johnson
Nordstrom, Inc.
(206) 303-3036

Nordstrom Reports Third Quarter 2011 Earnings

SEATTLE, Wash. (November 10, 2011) – Nordstrom, Inc. (NYSE: JWN) today reported net earnings of $127 million, or $0.59 per diluted share, for the third quarter ended October 29, 2011. This represented an increase of 7.2 percent compared with net earnings of $119 million, or $0.53 per diluted share, for the same quarter last year.

Third quarter same-store sales increased 7.9 percent compared with the same period in fiscal 2010. Net sales in the third quarter were $2.38 billion, an increase of 14.2 percent compared with net sales of $2.09 billion during the same period in fiscal 2010.

THIRD QUARTER SUMMARY

Nordstrom’s third quarter performance reflected strong top-line performance across channels. The company’s ongoing efforts to enhance the customer experience in stores and online included in late August the addition of free shipping and returns for all online orders. Additionally, the company opened two full-line stores and nine Nordstrom Racks during the quarter.

—

Nordstrom net sales, which include results from the full-line and Direct businesses, increased $159 million, or 9.8 percent, compared with the same period in fiscal 2010. Same-store sales increased 8.5 percent. Top-performing merchandise categories included Designer, Handbags and Dresses. The South and Midwest regions were the top-performing geographic areas for full-line stores relative to the third quarter of 2010. The Direct channel continued to show strong sales growth, outpacing the overall Nordstrom increase.

—	Nordstrom Rack net sales increased $101 million, or 23.6 percent, compared with the same period in fiscal 2010, with same-store sales up 6.8 percent.

—

Gross profit, as a percentage of net sales, increased approximately 40 basis points compared with last year’s third quarter. The improvement was driven by the ability to leverage buying and occupancy expenses during the quarter.

—

Retail selling, general and administrative expenses increased $101 million compared with last year’s third quarter. The increase in part was attributable to growth in both existing and new stores. It also reflected various initiatives to grow the e-commerce business, including HauteLook operating and purchase accounting expenses, and improvements in the shopping experience across channels.

—

The Credit segment continued to demonstrate improving trends in its overall performance, although at a moderating pace. Customer payment rates increased, resulting in improved trends in delinquency and write-off rates, and a corresponding decrease in finance charge revenue. Annualized net write-offs were 5.8 percent of average credit card receivables during the quarter, down from 8.2 percent in the third quarter of 2010. Delinquencies as a percentage of credit card receivables at the end of the third quarter were 2.8 percent, down from 3.5 percent at the end of the third quarter of 2010.

—	Earnings before interest and taxes increased $19 million to $240 million, or 9.7 percent of total revenues, from $221 million, or 10.2 percent of total revenues, in last year’s third quarter.

EXPANSION UPDATE

During the third quarter of 2011, the company opened the following stores:

Location	Store Name	Square Footage (000’s)	Timing

Nordstrom Full-Line Stores
Nashville, Tennessee	The Mall at Green Hills	145	September 16
St. Louis, Missouri	Saint Louis Galleria	149	September 23

Nordstrom Rack and Other Stores
Henderson, Nevada[1]	Stephanie Street Center	35	August 11
New York, New York	treasure&bond	11	August 19
West Covina, California	West Covina Mall	37	September 1
Redondo Beach, California	South Bay MarketPlace	37	September 1
Burlington, Massachusetts	Middlesex Commons	38	September 8
Indianapolis, Indiana	Rivers Edge	35	September 15
Tigard, Oregon	Cascade Plaza	45	September 22
Lenexa, Kansas	Orchard Corners	35	September 29
Sugar Land, Texas	Market at Town Center	35	October 6
Tucson, Arizona	The Corner	34	October 13
National City, California	Westfield Plaza Bonita	37	October 27

1Nordstrom relocated its Nordstrom Rack store at Silverado Ranch Plaza in Las Vegas, Nevada to the Stephanie          Street Center in Henderson, Nevada.

FISCAL YEAR 2011 OUTLOOK

The company’s revised expectations for fiscal 2011 are as follows:

Same-store sales	Approximately 6 percent increase
HauteLook sales[1]	$150 to $160 million
Credit card revenues	$5 to $10 million decrease
Gross profit (%)	45 to 55 basis point increase
Retail selling, general and administrative expenses ($)[2]	$360 to $370 million increase
Credit selling, general and administrative expenses ($)	$35 to $40 million decrease
Interest expense, net	$0 to $5 million increase
Effective tax rate	39.4 percent
Earnings per diluted share	$3.05 to $3.10
Diluted shares outstanding	218.1 million

1HauteLook sales are not included in same-store sales.

2Expected Retail SG&A expenses include approximately $110 million of operating expenses and purchase accounting charges associated with the HauteLook acquisition.

CONFERENCE CALL INFORMATION

The company’s senior management will host a conference call to discuss third quarter results at 4:45 p.m. Eastern Standard Time today. To listen, please dial 517-308-9140 (passcode: NORD). A telephone replay will be available beginning approximately one hour after the conclusion of the call by dialing 203-369-0248 (passcode: 6673) until the close of business on November 17, 2011. Interested parties may also listen to the live call over the Internet by visiting the Investor Relations section of the company’s corporate Web site at http://investor.nordstrom.com. An archived webcast will be available in the webcasts section for one year.

ABOUT NORDSTROM

Nordstrom, Inc. is one of the nation’s leading fashion specialty retailers. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 225 stores in 30 states, including 117 full-line stores, 104 Nordstrom Racks, two Jeffrey boutiques, one treasure&bond store and one clearance store. Nordstrom also serves customers through Nordstrom.com and through its catalogs. Additionally, the Company operates in the online private sale marketplace through its subsidiary HauteLook. Nordstrom, Inc.’s common stock is publicly traded on the NYSE under the symbol JWN.

Certain statements in this news release contain “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties, including, but not limited to, anticipated financial results (including, but not limited to, our anticipated same-store sales results, credit card revenues, gross profit rate, selling, general and administrative expenses, net interest expense, effective tax rate and earnings per share) for the fiscal year ending January 28, 2012, trends in our operations, the anticipated financial performance of HauteLook and the anticipated impact of the HauteLook acquisition on the company’s performance. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: the impact of economic and market conditions and the resultant impact on consumer spending patterns; our ability to maintain our relationships with vendors; our ability to respond to the business environment, fashion trends and consumer preferences, including changing expectations of service and experience in stores and online; effective inventory management; successful execution of our growth strategy, including possible expansion into new markets, technological investments and acquisitions, including our ability to realize the anticipated benefits from such acquisitions, and the timely completion of construction associated with newly planned stores, relocations and remodels, which may be impacted by the financial health of third parties; our ability to maintain relationships with our employees and to effectively attract, develop and retain our future leaders; successful execution of our multi-channel strategy; our compliance with applicable banking and related laws and regulations impacting our ability to extend credit to our customers; impact of the current regulatory environment and financial system and health care reforms; the impact of any systems failures and/or security breaches, including any security breaches that result in the theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; our compliance with employment laws and regulations and other laws and regulations applicable to us; trends in personal bankruptcies and bad debt write-offs; changes in interest rates; efficient and proper allocation of our capital resources; availability and cost of credit; our ability to safeguard our brand and reputation; successful execution of our information technology strategy; weather conditions, natural disasters, health hazards or other market disruptions, or the prospects of these events and the impact on consumer spending patterns; disruptions in our supply chain; the geographic locations of our stores; the effectiveness of planned advertising, marketing and promotional campaigns; our ability to control costs; and the timing and amounts of share repurchases by the company, if any, or any share issuances by the company, including issuances associated with option exercises or other matters. Our SEC reports, including our Form 10-K for the fiscal year ended January 29, 2011, and our Forms 10-Q for the fiscal quarters ended April 30, 2011 and July 30, 2011, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

NORDSTROM, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(unaudited; amounts in millions, except per share data)

	Quarter Ended		Nine Months Ended
	10/29/11	10/30/10	10/29/11	10/30/10
Net sales	$ 2,383	$ 2,087	$ 7,328	$ 6,494
Credit card revenues	95	95	283	290

Total revenues	2,478	2,182	7,611	6,784
Cost of sales and related buying and occupancy costs	(1,511)	(1,331)	(4,619)	(4,139)
Selling, general and administrative expenses:
Retail	(670)	(569)	(1,989)	(1,715)
Credit	(57)	(61)	(171)	(218)

Earnings before interest and income taxes	240	221	832	712
Interest expense, net	(31)	(31)	(92)	(94)

Earnings before income taxes	209	190	740	618
Income tax expense	(82)	(71)	(293)	(237)

Net earnings	$ 127	$ 119	$ 447	$ 381

Earnings per share:
Basic	$ 0.60	$ 0.54	$ 2.08	$ 1.74
Diluted	$ 0.59	$ 0.53	$ 2.04	$ 1.71

Weighted average shares outstanding:
Basic	210.9	219.0	215.3	218.9
Diluted	215.0	222.5	219.6	222.6

NORDSTROM, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited; amounts in millions)

	10/29/11	1/29/11	10/30/10
Assets
Current assets:
Cash and cash equivalents	$ 1,457	$ 1,506	$ 1,046
Accounts receivable, net	1,995	2,026	2,015
Merchandise inventories	1,507	977	1,307
Current deferred tax assets, net	216	236	238
Prepaid expenses and other	147	79	120

Total current assets	5,322	4,824	4,726

Land, buildings and equipment (net of accumulated depreciation of $3,769, $3,520 and $3,451)	2,471	2,318	2,300
Goodwill	200	53	53
Other assets	346	267	303

Total assets	$ 8,339	$ 7,462	$ 7,382

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$ 1,256	$ 846	$ 1,054
Accrued salaries, wages and related benefits	327	375	296
Other current liabilities	698	652	587
Current portion of long-term debt	506	6	6

Total current liabilities	2,787	1,879	1,943

Long-term debt, net	2,810	2,775	2,806
Deferred property incentives, net	511	495	496
Other liabilities	335	292	266

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value: 1,000 shares authorized; 210.1, 218.0 and 218.6 shares issued and outstanding	1,436	1,168	1,138
Retained earnings	487	882	752
Accumulated other comprehensive loss	(27)	(29)	(19)

Total shareholders’ equity	1,896	2,021	1,871

Total liabilities and shareholders’ equity	$ 8,339	$ 7,462	$ 7,382

NORDSTROM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited; amounts in millions)

	Nine Months Ended
	10/29/11	10/30/10
Operating Activities
Net earnings	$ 447	$ 381
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization expenses	273	244
Amortization of deferred property incentives and other, net	(41)	(40)
Deferred income taxes, net	18	(16)
Stock-based compensation expense	42	29
Tax benefit from stock-based compensation	17	10
Excess tax benefit from stock-based compensation	(19)	(10)
Provision for bad debt expense	82	125
Change in operating assets and liabilities:
Accounts receivable	(56)	(46)
Merchandise inventories	(444)	(362)
Prepaid expenses and other assets	(62)	(36)
Accounts payable	331	267
Accrued salaries, wages and related benefits	(53)	(40)
Other current liabilities	30	(20)
Deferred property incentives	61	77
Other liabilities	2	(2)

Net cash provided by operating activities	628	561

Investing Activities
Capital expenditures	(398)	(295)
Change in credit card receivables originated at third parties	10	(59)
Other, net	(3)	4

Net cash used in investing activities	(391)	(350)

Financing Activities
Proceeds from long-term borrowings, net of discounts	499	498
Principal payments on long-term borrowings	(5)	(354)
(Decrease) increase in cash book overdrafts	(20)	2
Cash dividends paid	(149)	(123)
Payments for repurchase of common stock	(693)	(31)
Proceeds from exercise of stock options	55	23
Proceeds from employee stock purchase plan	14	13
Excess tax benefit from stock-based compensation	19	10
Other, net	(6)	2

Net cash (used in) provided by financing activities	(286)	40

Net (decrease) increase in cash and cash equivalents	(49)	251
Cash and cash equivalents at beginning of period	1,506	795

Cash and cash equivalents at end of period	$ 1,457	$ 1,046

NORDSTROM, INC.

STATEMENTS OF EARNINGS BY SEGMENT

(unaudited; amounts in millions, except percentages)

Retail

Our Retail business includes our Nordstrom branded full-line and online stores, our Nordstrom Rack stores, and our other retail channels including our HauteLook online private sale subsidiary, our Jeffrey stores and our treasure&bond store. It also includes unallocated corporate center expenses. The following tables summarize the results of our Retail business for the quarter and nine months ended October 29, 2011 compared with the quarter and nine months ended October 30, 2010:

	Quarter Ended 10/29/11	% of sales[1]	Quarter Ended 10/30/10	% of sales[1]
Net sales	$ 2,383	100.0%	$ 2,087	100.0%
Cost of sales and related buying and occupancy costs	(1,495)	(62.7%)	(1,318)	(63.1%)

Gross profit	888	37.3%	769	36.9%
Selling, general and administrative expenses	(670)	(28.1%)	(569)	(27.3%)

Earnings before interest and income taxes	218	9.1%	200	9.6%
Interest expense, net	(29)	(1.2%)	(27)	(1.3%)

Earnings before income taxes	$ 189	7.9%	$ 173	8.3%

	Nine Months Ended 10/29/11	% of sales[1]	Nine Months Ended 10/30/10	% of sales[1]
Net sales	$ 7,328	100.0%	$ 6,494	100.0%
Cost of sales and related buying and occupancy costs	(4,567)	(62.3%)	(4,092)	(63.0%)

Gross profit	2,761	37.7%	2,402	37.0%
Selling, general and administrative expenses	(1,989)	(27.1%)	(1,715)	(26.4%)

Earnings before interest and income taxes	772	10.5%	687	10.6%
Interest expense, net	(83)	(1.1%)	(78)	(1.2%)

Earnings before income taxes	$ 689	9.4%	$ 609	9.4%

1Subtotals and totals may not foot due to rounding.

NORDSTROM, INC.

STATEMENTS OF EARNINGS BY SEGMENT

(unaudited; amounts in millions, except percentages)

Credit

Our Credit business earns finance charges, interchange fees and late fee income through operation of the Nordstrom private label and Nordstrom VISA credit cards. The following tables summarize the results of our Credit business for the quarter and nine months ended October 29, 2011 compared with the quarter and nine months ended October 30, 2010:

	Quarter Ended		Nine Months Ended
	10/29/11	10/30/10	10/29/11	10/30/10
Credit card revenues	$ 95	$ 95	$ 283	$ 290
Interest expense	(2)	(4)	(9)	(16)

Net credit card income	93	91	274	274
Cost of sales – loyalty program	(16)	(13)	(52)	(47)
Selling, general and administrative expenses:
Operational and marketing expenses	(26)	(33)	(89)	(93)
Bad debt expense	(31)	(28)	(82)	(125)

Earnings before income taxes	$ 20	$ 17	$ 51	$ 9

The following table illustrates the activity in our allowance for credit losses for the quarter and nine months ended October 29, 2011 and October 30, 2010:

	Quarter Ended		Nine Months Ended
	10/29/11	10/30/10	10/29/11	10/30/10
Allowance at beginning of period	$ 125	$ 175	$ 145	$ 190
Bad debt provision	31	28	82	125
Write-offs	(37)	(48)	(119)	(168)
Recoveries	6	5	17	13

Allowance at end of period	$ 125	$ 160	$ 125	$ 160

Annualized net write-offs as a percentage of average credit card receivables	5.8%	8.2%	6.6%	10.0%

			10/29/11	10/30/10
30+ days delinquent as a percentage of ending credit card receivables			2.8%	3.5%
Allowance as a percentage of ending credit card receivables			6.2%	7.6%

NORDSTROM, INC.

ADJUSTED DEBT TO EBITDAR (NON-GAAP FINANCIAL MEASURE)

(unaudited; amounts in millions)

We use various financial measures in our conference calls, investor meetings and other forums which may be considered non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. The following disclosure provides additional information regarding our Adjusted Debt to EBITDAR as of October 29, 2011:

Adjusted Debt to EBITDAR is one of our key financial metrics, and we believe that our debt levels are best analyzed using this measure. Our current goal is to manage debt levels to maintain an investment-grade credit rating as well as operate with an efficient capital structure for our size, growth plans and industry. Investment-grade credit ratings are important to maintaining access to a variety of short-term and long-term sources of funding, and we rely on these funding sources to continue to grow our business. We believe a higher ratio, among other factors, could result in rating agency downgrades. In contrast, we believe a lower ratio would result in a higher cost of capital and could negatively impact shareholder returns. As of October 29, 2011 and October 30, 2010, our Adjusted Debt to EBITDAR was 2.3.

Adjusted Debt to EBITDAR is not a measure of financial performance under GAAP and should not be considered a substitute for debt to net earnings, net earnings or debt as determined in accordance with GAAP. In addition, Adjusted Debt to EBITDAR does have limitations:

—	Adjusted Debt is not exact, but rather our best estimate of the total company debt we would hold if we had purchased the property and issued debt associated with our operating leases;
—

EBITDAR does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, including leases, or the cash requirements necessary to service interest or principal payments on our debt; and

—	Other companies in our industry may calculate Adjusted Debt to EBITDAR differently than we do, limiting its usefulness as a comparative measure.

To compensate for these limitations, we analyze Adjusted Debt to EBITDAR in conjunction with other GAAP financial and performance measures impacting liquidity, including operating cash flows, capital spending and net earnings. The closest measure calculated using GAAP amounts is debt to net earnings, which was 4.9 and 5.1 for the third quarter of 2011 and 2010. The following is a comparison of debt to net earnings and Adjusted Debt to EBITDAR:

	2011[1]	2010[1]

Debt	$ 3,316	$2,812
Add: rent expense x 8[2]	585	467
Less: fair value of interest rate swaps included in long-term debt	(64)	(55)

Adjusted Debt	$ 3,837	$3,224

Net earnings	679	553
Add: income tax expense	434	342
Add: interest expense, net	124	128

Earnings before interest and income taxes	1,237	1,023

Add: depreciation and amortization expenses	356	322
Add: rent expense	73	58
Add: non-cash acquisition-related charges	7	-

EBITDAR	$ 1,673	$ 1,403

Debt to Net Earnings	4.9	5.1
Adjusted Debt to EBITDAR	2.3	2.3

1The components of Adjusted Debt are as of October 29, 2011 and October 30, 2010, while the components of   EBITDAR are for the 12 months ended October 29, 2011 and October 30, 2010.

2The multiple of eight times rent expense used to calculate Adjusted Debt is a commonly used method of estimating the   debt we would record for our leases that are classified as operating if they had met the criteria for a capital lease, or we   had purchased the property.

NORDSTROM, INC.

FREE CASH FLOW (NON-GAAP FINANCIAL MEASURE)

(unaudited; amounts in millions)

We use various financial measures in our conference calls, investor meetings and other forums which may be considered non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. The following disclosure provides additional information regarding our Free Cash Flow for the nine months ended October 29, 2011 and October 30, 2010:

Free Cash Flow is one of our key liquidity measures, and, in conjunction with GAAP measures, provides us with a meaningful analysis of our cash flows. We believe that our ability to generate cash is more appropriately analyzed using this measure. Free Cash Flow is not a measure of liquidity under GAAP and should not be considered a substitute for operating cash flows as determined in accordance with GAAP. In addition, Free Cash Flow does have limitations:

—	Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs; and
—	Other companies in our industry may calculate Free Cash Flow differently than we do, limiting its usefulness as a comparative measure.

To compensate for these limitations, we analyze Free Cash Flow in conjunction with other GAAP financial and performance measures impacting liquidity, including operating cash flows. The closest measure calculated using GAAP amounts is net cash provided by operating activities, which was $628 and $561 for the nine months ended October 29, 2011 and October 30, 2010. The following is a reconciliation of our net cash provided by operating activities and Free Cash Flow:

	Nine Months Ended
	10/29/11	10/30/10

Net cash provided by operating activities	$ 628	$ 561
Less: capital expenditures	(398)	(295)
Less: cash dividends paid	(149)	(123)
Add (Less): change in credit card receivables originated at third parties	10	(59)
(Less) Add: change in cash book overdrafts	(20)	2

Free Cash Flow	$ 71	$ 86

Net cash used in investing activities	$ (391)	$ (350)
Net cash (used in) provided by financing activities	$ (286)	$ 40